Exhibit 10.11

NOTE EXTENSION AGREEMENT

Account #10202200978

This Loan Extension Agreement (hereinafter referred to as “Agreement”) made and entered into this 26th day of May, 2006, by and between Intellinetics, Inc. and cosigners A. Michael Chretein, Matthew L. Chretein, and Robert J. D’Orazio (hereinafter referred to as “Borrowers”), and The Delaware County Bank and Trust Company, 110 Riverbend Avenue, Lewis Center, Ohio (hereinafter referred to as “Lender”).

WHEREAS, the Borrowers executed and delivered to the Lender a certain Promissory Note dated March 24, 2004 for the principal sum of $201,024.00; that matured on April 15, 2006, and has a current balance of $201,024.00, and

WHEREAS, the parties hereto desire to modify the original Note to extend the maturity date on said Note;

NOW THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged the parties hereto agree as follows:

1. The maturity date on said Note shall be extended until April 15, 2007.

All other terms and conditions in the original Note shall remain in full force and effect and the parties hereto agree that the only purpose of this Extension Agreement is to change the maturity date.

IN WITNESS WHEREOF, Borrowers and Lender have executed this Agreement this 26th day of May, 2006.

LENDER:		BORROWER:

THE DELAWARE COUNTY BANK AND TRUST COMPANY		INTELLINETICS, INC.

BY:	/s/ JAMES L. BANDEEN	BY:	/s/ A. MICHAEL CHRETEIN
	JAMES L. BANDEEN		A. MICHAEL CHRETEIN, Vice President

COSIGNERS:

BY:	/s/ A. MICHAEL CHRETEIN
A. MICHAEL CHRETEIN

BY:	/s/ MATTHEW L. CHRETEIN
MATTHEW L. CHRETEIN

BY:	/s/ ROBERT J. D’ORAZIO
ROBERT J. D’ORAZIO